UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2023

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

(Address of principal executive offices, including zip code)

(713) 267-7600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation.

U.S. Borrower Term Loan

As previously disclosed, on January 10, 2023, (i) Bristow U.S. Leasing LLC (the “U.S. Borrower”), a subsidiary of Bristow Group Inc. (the “Company”), entered into a Facility Agreement (the “U.S. Facility Agreement”) among the U.S. Borrower, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and as security agent, pursuant to which the lenders provided commitments to make a senior secured term loan in the amount of up to pound sterling (“GBP”) 70,000,000, to be provided in two tranches of up to GBP 40,000,000 and GBP 30,000,000 (the “U.S. Borrower Term Loan”).

On January 27, 2023 the Utilisation Date (as defined in the U.S. Facility Agreement) occurred under the U.S. Facility Agreement, and the U.S. Borrower borrowed the full GBP 70,000,000 available thereunder.

In connection with the borrowing under the U.S. Facility Agreement, the term loan credit facility dated November 11, 2017, entered into by the U.S. Borrower with Lombard North Central Plc (the “Prior U.S. Facility Agreement”) was repaid and terminated in full. The Prior U.S. Facility Agreement had established a term loan credit facility of $109,890,000. All collateral and security interests related to the Prior U.S. Facility Agreement have or will be released and terminated in full.

The foregoing description of the U.S. Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the U.S. Facility Agreement, a copy of which was filed as Exhibit 10.1 to the Company Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 13, 2023, and is incorporated herein by reference.

U.K. Borrower Term Loan

As previously disclosed, on January 10, 2023, (i) Bristow Aircraft Leasing Limited (the “U.K. Borrower”), a subsidiary of the Company, entered into a Facility Agreement (the “U.K. Facility Agreement”) among the U.K. Borrower, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and as security agent, pursuant to which the lenders provided commitments to make a senior secured term loan in the amount of up to GBP 75,000,000, to be provided in a single tranche (the “U.K. Borrower Term Loan”).

On January 27, 2023 the Utilisation Date (as defined in the U.K. Facility Agreement) occurred under the U.K. Facility Agreement, and the U.K. Borrower borrowed an amount equal to GBP 67,688,418 and no commitments remain outstanding under the U.K. Facility Agreement.

In connection with the borrowing under the U.K. Facility Agreement, the term loan credit facility dated November 11, 2017, entered into by the U.K. Borrower with Lombard North Central Plc (the “Prior U.K. Facility Agreement”) was repaid and terminated in full. The Prior U.K. Facility Agreement had established a term loan credit facility of $90,110,000. All collateral and security interests related to the Prior U.K. Facility Agreement have or will be released and terminated in full.

The foregoing description of the U.K. Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the U.K. Facility Agreement, a copy of which was filed as Exhibit 10.2 to the Company Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 13, 2023, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Facility Agreement, dated as of January 10, 2023, among the U.S. Borrower, the banks and financial institutions party thereto and National Westminster Bank Plc (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2023)

10.2*	Facility Agreement, dated as of January 10, 2023, among the U.K. Borrower, the banks and financial institutions party thereto and National Westminster Bank Plc (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 13, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: January 30, 2023	By:	/s/ Jennifer D. Whalen
	Name:	Jennifer D. Whalen
	Title:	Senior Vice President, Chief Financial Officer